UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01      Other Events.

On January 18, 2019, the Board of Directors of Alaska Communications Systems Group, Inc., a Delaware corporation, approved the extension of the deadline for stockholders to nominate directors and to propose other business to be considered at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) from prior to 5:00 p.m. Alaska time on February 25, 2019 to prior to 5:00 p.m. Alaska time on March 15, 2019 (the “Advance Notice Deadline”). The opening date of the advance notice period remains unchanged. Any director nomination or proposals of other business received by the Company prior to 5:00 p.m. Alaska time on March 15, 2019, and otherwise complying with the Company’s Amended and Restated Bylaws, will be considered timely. This waiver and extension of the Advance Notice Deadline is applicable only for the 2019 Annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2019	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg Leonard A. Steinberg Corporate Secretary